Exhibit 99.2

KalVista Pharmaceuticals Limited

KalVista Pharmaceuticals Limited

Condensed Balance Sheets

(Unaudited)

	July 31, 2016	April 30, 2016
Assets
Current assets:
Cash and cash equivalents	$15,627,511	$21,764,464
Research and development tax credit receivable	1,967,245	1,883,379
Grants receivable	1,010,077	355,752
Prepaid expenses and other current assets	686,488	668,224

Total current assets	19,291,321	24,671,819
Property and equipment, net	99,570	73,655

Total assets	$19,390,891	$24,745,474
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$1,858,754	$1,007,612
Accrued expenses	1,285,218	2,114,468
Due to related parties	36,368	127,416

Total current liabilities	3,180,340	3,249,496

Commitments and contingencies (Note 4)
Series B Convertible Preferred Shares, $0.0016 par value, 8,422,898 shares issued and outstanding (liquidation preference of $30,254,700 and $32,782,414) at July 31, 2016 and April 30, 2016, respectively	33,002,024	33,002,024
Series A Convertible Preferred Shares, $0.0016 par value, 15,900,000 shares issued and outstanding (liquidation preference of $26,982,963 and $29,321,372) at July 31, 2016 and April 30, 2016, respectively	25,605,759	25,605,759

	58,607,783	58,607,783

Shareholders’ deficit:
Ordinary Shares, $0.0016 par value, 2,437,138 and 2,167,367 shares issued and outstanding at July 31, 2016 and April 30, 2016, respectively	3,783	3,356
Additional paid-in capital	218,946	212,228
Accumulated deficit	(38,222,208)	(37,252,387)
Accumulated other comprehensive income	(4,397,753)	(75,002)

Total shareholders’ deficit	(42,397,232)	(37,111,805)

Total liabilities and shareholders’ deficit	$19,390,891	$24,745,474

See notes to condensed financial statements

KalVista Pharmaceuticals Limited

Condensed Statements of Operations and Comprehensive Income/(Loss)

(Unaudited)

	Three months ended July 31,
	2016	2015
Grant income	$975,206	$838,767

Operating expenses:
Research and development expenses	3,394,796	2,914,991
General and administrative expenses	2,699,882	387,284

Total operating expenses	6,094,678	3,302,275

Operating loss	(5,119,472)	(2,463,508)
Other income:
Interest income	14,365	2,673
Foreign currency exchange rate gain	1,393,752	445,172
Other income	275,096	299,592

Total other income	1,683,213	747,437

Net loss before income taxes	(3,436,259)	(1,716,071)

Income tax	—	—

Net loss	(3,436,259)	(1,716,071)
Other comprehensive income:
Foreign currency translation adjustments	4,322,751	1,407,653

Comprehensive income/(loss)	$886,492	$(308,418)

Net loss per share attributable to common stockholders, basic and diluted	$(1.94)	$(1.52)
Weighted average common shares outstanding, basic and diluted	2,308,117	1,603,237

See notes to condensed financial statements

KalVista Pharmaceuticals Limited

Condensed Statements of Cash Flows

(unaudited)

	Three months ended July 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(3,436,259)	$(1,716,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	8,454	10,207
Share-based compensation expense	4,022	5,666
Foreign currency exchange rate gain	(1,393,752)	(445,172)
Changes in operating assets and liabilities:
(Increase) decrease in:
Research and development tax credit receivable	(275,096)	(299,592)
Grants receivable	(724,100)	(143,070)
Prepaid expenses and other current assets	(85,507)	(198,432)
Increase (decrease) in:
Accounts payable	995,947	(241,442)
Accrued expenses	(663,227)	(491,382)
Due to related parties	(83,208)	209,269

Net cash used in operating activities	(5,652,726)	(3,310,019)

Cash flows from investing activities:
Purchases of property and equipment	(43,040)	—

Net cash used in investing activities	(43,040)	—

Cash flows from financing activities:
Proceeds from issuance of common stock	376	—
Proceeds from issuance of Series B Preferred Stock, net of issuance costs	—	33,002,024

Net cash provided by financing activities	376	33,002,024

Effect of exchange rate changes on cash	(441,563)	141,774

Net (decrease)/increase in cash and cash equivalents	(6,136,953)	29,833,779
Cash and cash equivalents at beginning of period	21,764,464	2,526,050

Cash and cash equivalents at end of period	$15,627,511	$32,359,829

See notes to condensed financial statements

Note 1. Description of Business

KalVista Pharmaceuticals, Inc. (the “Company” or “KalVista”) is a clinical-stage pharmaceutical research company focused on the discovery, development, and commercialization of small molecule serine protease inhibitors as new treatments for diseases with significant unmet need. KalVista is funded by a syndicate of international healthcare investors and is made up of a research and development team skilled in pharmaceutical development. The Company’s headquarters is located in Salisbury, UK.

The Company has devoted substantially all of its efforts to research and development, including clinical trials of its product candidates. The Company has not completed the development of any product candidates. The Company is currently loss making with the potential for generating future revenue through corporate partnerships or product sales. The Company is subject to a number of risks and uncertainties similar to those of other life science companies developing new products, including, among others, the risks related to the necessity to obtain adequate additional financing, to successfully develop product candidates, to obtain regulatory approval of product candidates, to comply with government regulations, to successfully commercialize its potential products, to the protection of proprietary technology and to the dependence on key individuals.

The Company has funded its operations primarily through the issuance of preferred stock and grant income. As of July 31, 2016, the Company had an accumulated deficit of $38,222,208 and $15,627,511 of cash and cash equivalents.

On November 21, 2016, the Company merged into Carbylan Therapeutics Inc. (see Note 7). These financial statements do not give any effect to the merger. The working capital obtained through the merger is anticipated to fund the Company’s operations for at least the next twelve months form the balance sheet date. Accordingly, the condensed financial statements have been prepared on a going concern basis.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed financial statements reflect all adjustments which are of a normal recurring nature and, in the opinion of management, necessary to a fair statement of the results for the periods presented herein. The unaudited condensed interim financial statements have been prepared on the same basis as the annual financial statements. These interim financial results are not necessarily indicative of the results to be expected for the year ending April 30, 2017, or for any other future annual or interim period. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and the related notes thereto included herein.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the financial statements include accrued expenses and share based compensation.

Segment Reporting

The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions.

Net Loss per Share Attributable to Common Shareholders

The Company reports earnings per share in accordance with ASC 260, which establishes standards for computing and presenting earnings per share. Basic and diluted net income (loss) per share is presented in conformity with the two-class method required for participating securities. Under the two-class method, basic net income (loss) per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Net income (loss) attributable to common shareholders is determined by allocating undistributed earnings between holders of common and convertible preferred stock, based on the contractual dividend rights contained in our preferred share agreement. Where there is an undistributed loss, no amount is allocated to the convertible preferred shares. Diluted net income (loss) per share is computed by dividing net income (loss) by the sum of the weighted average number of common shares and the number of dilutive potential common share equivalents outstanding during the period. Dilutive common share equivalents consist of the incremental common shares issuable upon the exercise of vested stock options or the conversion of Series A and Series B preferred shares.

	Three months ended July 31,
	2016	2015
Preferred stock	24,322,898	24,322,898
Stock options	401,753	231,546

In computing diluted earnings per share, common share equivalents are not considered in periods in which a net loss is reported, as the inclusion of the common share equivalents would be anti-dilutive. As a result, there is no difference between the Company’s basic and diluted loss per share for the periods ended July 31, 2016 and 2015.

Basic and diluted net loss per share	July 31,
	2016	2015
Net loss	$(3,436,259)	$(1,716,071)
Less: dividend on Series A	446,682	496,442
Less: dividend on Series B	590,694	228,347
Loss available to common shareholders for the purpose of calculating basic & diluted EPS	(4,473,365)	(2,440,860)

Weighted average common shares, basic	2,308,117	1,603,237
Weighted average common shares, diluted	2,308,117	1,603,237
Net loss per share, basic	$(1.94)	$(1.52)
Net loss per share, diluted	$(1.94)	$(1.52)

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“F ASB”) issued Accounting Standards update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. In July 2015, the F ASB voted to defer the effective date for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods) and permitted early adoption of the standard, but not before the original effective date of December 15, 2016. The Company expects to adopt the updated standard in the first quarter of fiscal 2018. The Company has not yet selected a transition method, and is currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2014, the F ASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements Going Concern, on disclosure of uncertainties about an entity’s ability to continue as a going concern. This guidance addresses management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for fiscal years beginning after December 15, 2016 and for interim periods within those fiscal years, with early adoption permitted. The Company is still evaluating the impact of this standard on its financial statements.

In February 2016, the FASB issued new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessor accounting, however, remains largely unchanged. In addition, the new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The new lease guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted, however, the Company does not intend to early adopt. The Company also believes that adoption of this new guidance will not have a material impact on our financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718) (“ASU 2016-09”) to require changes to several areas of employee share-based payment accounting in an effort to simplify share-based reporting. The update revises requirements in the following areas: minimum statutory withholding, accounting for income taxes and forfeitures. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact that the adoption of this guidance may have on the Company’s financial statements.

Note 3. Accrued Expenses

At July 31 and April 30, 2016, accrued expenses consisted of:

	July 31, 2016	April 30, 2016
Accrued research expense	$301,665	$1,059,099
Accrued compensation	151,866	966,240
Accrued accounting/audit/tax	772,078	59,906
Other accrued expenses	59,609	29,223

	$1,285,218	$2,114,468

Note 4. Commitments and Contingencies

Lease commitments: The following table presents future minimum commitments of the Company due under non-cancelable operating leases with original or remaining terms in excess of one year at July 31, 2016. The Company’s operating lease obligations are related to their principal office in the United Kingdom and use of scientific equipment.

Future minimum payments under this lease as of July 31, 2016 are as follows:

Period ended July 31:
2017	$98,000

$98,000

Rent expense was $101,155 and $33,028 for the three months ended July 31, 2016 and 2015, respectively, and is reflected in general and administrative expenses and research and development expenses as determined by the underlying activities.

Indemnification: In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves future claims that may be made against the Company but have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations. No amounts associated with such indemnifications have been recorded to date.

Contingencies: From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. There have been no contingent liabilities requiring accrual at July 31, 2016.

As a result of the terms of grant income received in prior years, on successful regulatory approval and following the first commercial sale of certain products, the Company will be required to pay royalty fees of up to $1 million within 90 days of the first commercial sale of the product subject to certain caps and follow on payments depending upon commercial success and type of product. Given the stage of development of the current pipeline of products it is not possible to predict with certainty the quantum or timing of any such liability.

Note 5. Grant Income

Grant income consists of two main agreement types. The first type of agreement is with the Technology Strategy Board (TSB), a United Kingdom government organization. The Company recognizes revenue for reimbursements of research and development costs as the services are performed up to an agreed upon threshold. The Company records these reimbursements as revenue and not as a reduction of research and development expenses, as the Company has the risks and rewards as the principal in the research and development activities. Any services performed and not yet collected upon are shown as a receivable. During the three months ended July 31, 2016 and 2015, revenue recognized through the TSB grant amounted to $724,101 and $518,141, respectively.

The second type of agreement is with the Juvenile Diabetes Research Foundation (JDRF), a non-profit organization. The Company applies the milestone method of accounting to recognize revenue from milestone payments when earned, as evidenced by written acknowledgement from the grantor and other persuasive evidence that the milestone has been achieved and the payment is non-refundable, provided that the milestone event is substantive. A milestone event is defined as an event (i) that can only be achieved based in whole or in part on either the Company’s performance or on the occurrence of a specific outcome resulting from the Company’s performance; (ii) for which there is substantive uncertainty at the inception of the arrangement that the event will be achieved; and (iii) that would result in additional payments being due to the Company. Events for which the occurrence is either contingent solely upon the passage of time or the result of a counterparty’s performance are not considered to be milestone events. A milestone event is substantive if all of the following conditions are met: (i) the consideration is commensurate with either the Company’s performance to achieve the milestone, or the enhancement of the value to the delivered item(s) as a result of a specific outcome resulting from the Company’s performance to achieve the milestone; (ii) the consideration relates solely to past performance; and (iii) the consideration is reasonable relative to all the deliverables and payment terms (including other potential milestone consideration) within the arrangement.

The Company assesses whether a milestone is substantive at the inception of the arrangement. If a milestone is deemed non-substantive, the Company accounts for that milestone payment in accordance with the multiple element arrangements guidance and recognize revenue consistent with the related units of accounting for the arrangement over the related performance period.

The Company has one contract in process with JDRF as of February 15, 2011 accounted for under the milestone method. Milestones may include, for example, the successful completions of clinical trials, development of certain reports, and different review/approval processes. All milestones under the contract in process were deemed substantive based on the fact that the payments are commensurate with the Company’s efforts to achieve the milestone event and the milestones are related to past performance and are non-refundable. During the three months ended July 31, 2016 and 2015, revenue recognized through the achievement of multiple milestones amounted to $206,544 and $307,163, respectively. There are no performance, cancellation, termination or refund provisions in the arrangement that contain material financial consequences to the Company.

The Company evaluates the terms of sponsored research agreement grants and federal grants to assess the Company’s obligations and if the Company’s obligations are satisfied by the passage of time, revenue is recognized as described above. For grants with refund provisions, the Company reviews the grant to determine the likelihood of repayment. If the likelihood of repayment of the grant is determined to be remote, the grant is recognized as revenue. If the probability of repayment is determined to be more than remote, the Company records the grant as a deferred revenue liability, until such time that the grant requirements have been satisfied.

Note 6. Related Party Transactions

On May 23, 2011, the Company entered into a Sale and Purchase Agreement with Vantia Limited whereby, in return for a consideration of 500,000 Series A Preferred Shares in the Company at a subscription price of $1.61 per share, Vantia Limited transferred certain intellectual property and other business assets to the Company. Certain employees of Vantia Limited were also transferred to the Company as part of this transaction and the two entities share common directors.

On May 23, 2011, the Company entered into a Master Services Agreement with Vantia Limited. The Company continues to pay Vantia Limited for management fees and related expenses per the Master Services Agreement. During the three months ended July 31, 2016 and 2015, the Company expensed $162,316 and $347,423, respectively, for services performed by Vantia Limited. As of July 31 and April 30, 2016, the Company has recorded $36,368 and $127,416, respectively, within current liabilities for amounts due to Vantia Limited.

Note 7. Subsequent Events

On September 26, 2016, a putative stockholder class action complaint was filed in the Superior Court of the State of California in and for the County of Alameda against Carbylan, the members of the board of directors of Carbylan, as well as against KalVista, Wedbush and certain unknown employees of Wedbush (collectively, the “Defendants”), entitled Laidlaw v. Carbylan Therapeutics, Inc., et al., Case No. RG16832665. The complaint alleges that the members of Carbylan’s board of directors and/or Carbylan breached their fiduciary duties of care, good faith, loyalty and/or disclosure in connection with the Share Purchase Agreement, and that KalVista and Wedbush aided and abetted such breaches of fiduciary duties. The complaint seeks to enjoin and/or rescind any transaction with KalVista as well as certain other equitable relief, unspecified damages and attorneys’ fees and costs.

On October 31, 2016, the Superior Court of the State of California in and for the County of Alameda approved a voluntary dismissal of the purported stockholder class action complaint filed in the Court on September 26, 2016 against certain members of the board of directors and certain executives of Carbylan Therapeutics, Inc., as well as against KalVista Pharmaceuticals Ltd., Wedbush Securities Inc. and certain unknown employees of Wedbush, entitled Laidlaw v. Carbylan Therapeutics, Inc., et al., Case No. RG16832665.

On November 21, 2016, the Company merged with Carbylan Therapeutics Inc. (“Carbylan”) in an all-stock transaction whereby Carbylan’s equity holders own 19% and the Company’s equity holders own 81% of the combined company, respectively. As a result, Carbylan issued 8.0 million shares of common stock to the stockholders of the Company in exchange for common shares of KalVista. For accounting purposes, the Company is considered to be acquiring Carbylan in the merger. The Company was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) KalVista security holders own approximately 81% of the voting interests of the combined company immediately following the closing of the merger; (ii) directors appointed by KalVista will hold a majority of board seats in the combined company; and (iii) KalVista management hold a majority of the key positions in the management of the combined company. As the accounting acquirer, the Company’s assets and liabilities will be recorded at their pre combination carrying amounts and the historical operations that will be reflected in the financial statements will be those of the Company.

KalVista has evaluated subsequent events through August 22, 2016, the date on which the financial statements were originally available to be issued except with respect to earnings per loss disclosure in note 2 and the subsequent events disclosed in this footnote.